Exhibit 99.2

Monterey Bio Acquisition Corporation Announces Closing of Initial Public Offering and Full Exercise of Underwriter’s Option to Purchase Additional Units

New York, NY, October 5, 2021 (GLOBE NEWSWIRE) – Monterey Bio Acquisition Corporation (“Monterey Bio” or the “Company”) (Nasdaq: MTRYU) today announced the closing of its previously announced initial public offering of 10,000,000 units, at a price to the public of $10.00 per unit. The Company also announced that the underwriter had exercised in full its option to purchase 1,500,000 additional units, with the option expected to close on October 6, 2021, subject to customary closing conditions. Each unit consists of one share of common stock and one redeemable warrant, with each warrant entitling the holder thereof to purchase one share of common stock at a price of $11.50 per share. The aggregate gross proceeds to Monterey Bio from the offering and option exercise is expected to be $115.0 million, before deducting the underwriting discount and marketing fee.

The units began trading on the Nasdaq Global Market (“Nasdaq”) on October 1, 2021, under the ticker symbol “MTRYU.” Once the securities comprising the units begin separate trading, shares of common stock and redeemable warrants are expected to be listed on Nasdaq under the symbols “MTRY” and “MTRYW,” respectively.

Monterey Bio’s management team and Board of Directors are composed of veteran biopharmaceutical and finance industry executives. The management team is led by Sanjeev Satyal, its Chief Executive Officer, and William McKeever, its Chief Financial Officer. Monterey Bio’s management team is supported by an experienced Board of Directors which include James Neal, the Chairman of the Board, William McKeever, the Company’s CFO, Jonas Grossman, Frances Heller and Sandip Patel.

Chardan acted as sole book running manager in the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on September 30, 2021. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Chardan, 17 State Street, 21st floor, New York, New York 10004 or by calling (646) 465-9001. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Monterey Bio Acquisition Corporation

Monterey Bio Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination in any region or sector, it intends to focus its efforts on identifying a biotech company that has demonstrated success and is primed to thrive in the rapidly evolving biotech industry for its initial business combination. The Company’s goal to evaluate business targets that are developing or enabling development of pre-commercial therapeutic candidates across a broad array of therapeutic areas, with an initial focus on oncology and immunology.

For more information, please visit www.MontereyBio.com.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the closing of the underwriter’s option to purchase additional units in the initial public offering, the anticipated use of the net proceeds of the offering and the Company’s search for an initial business combination. No assurance can be given that the option to purchase additional units will close when anticipated, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Monterey Bio Acquisition Corporation

(917) 267-0216

info@montereybio.com

www.MontereyBio.com